EXHIBIT 11.

COMPUTATION OF EARNINGS PER SHARE

NINE MONTHS ENDED SEPTEMBER 30, 2000
(ROUNDED TO THE NEAREST HUNDRED DOLLARS, EXCEPT SHARE DATA)





Weighted average number of common shares outstanding                  8,719,709
                                                                 --------------
Common stock equivalents - stock options                                      0
Common stock equivalents - preferred stock                                    0
                                                                 --------------
Average common and common stock equivalents outstanding               8,719,709
                                                                 --------------
Net income (loss)                                                $    (676,100)
                                                                 --------------
Earnings per share(1)                                            $       (0.08)
                                                                 --------------

(1) Fully diluted earnings per share have not been presented because the effects are not material.




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